Exhibit 99.1

Press Release

SenoRx Reports Second Quarter 2007 Results

Revenue and Gross Margin Post Continued Strong Growth

ALISO VIEJO, Calif., August 14—SenoRx, Inc. (NASDAQ: SENO) today reported financial results for its second quarter ended June 30, 2007. Revenue for the quarter increased 28 percent to $8.1 million, compared with $6.3 million in the second quarter of 2006. Gross profit increased 41.5 percent to $4.6 million, or 57.0 percent of revenue, up from $3.3 million, or 51.7 percent of revenue, in the second quarter of 2006.

SenoRx reported an operating loss for the second quarter of $2.6 million, compared with $2.5 million in the same period last year. The operating loss for the quarter included additional administrative expenses of approximately $161,000 incurred during the period associated with becoming a public company and stock-based compensation expense of $563,000, compared with $345,000 in the second quarter of 2006.

Net loss for the second quarter of 2007 declined significantly to $2.1 million or 15 cents per share, compared to $6.5 million or $2.87 per share for the second quarter of 2006. Contributing to the reduction in net loss for the second quarter was a significant swing to net interest income from net interest expense resulting from the IPO proceeds and a non-cash positive change in fair value of the liability associated with a warrant issued in connection with the December 2006 subordinated note. In addition, there was an increase in the weighted average shares outstanding resulting from the IPO and the conversion of preferred stock into common stock in connection with the IPO.

“SenoRx reported another solid quarter with continued strong revenue growth, led by a 53 percent increase in biopsy disposable revenues over the same period last year,” said Lloyd Malchow, SenoRx President and Chief Executive Officer. “In addition, major milestones were achieved during the second quarter with the FDA 510(k) clearance of our new Radiation Balloon and our first commercial sales of this product. Importantly, we also continued to expand our gross margin, which increased more than 5 percentage points from the second quarter a year ago. The improvement was driven by increased product sales resulting from continued growth in the installed base of EnCor systems, combined with improved efficiencies in the production of our disposable biopsy probe and allocating manufacturing overhead over an increased revenue base.”

For the first six months of 2007, SenoRx posted revenues of $15.8 million, an increase of 30 percent compared with $12.2 million for the same period in 2006. Gross profit grew 46 percent to $8.8 million from $6.0 million in the first six months of last year. Net loss for the first half of 2007 decreased to $4.2 million compared with $8.8 million for the same period a year ago.

2007 Outlook

The Company is encouraged by the continued progress and significant achievements in the second quarter of 2007 and remains focused on executing its strategic plan. With its current product offering and strong product pipeline, we believe SenoRx is well positioned to become a leader in both the diagnostic and therapeutic breast care market. Management continues to expect full-year 2007 revenues to be in a range of $33 to $35 million.

About SenoRx

SenoRx (NASDAQ: SENO), which completed its initial public offering of common stock in April 2007, develops, manufactures and sells minimally invasive medical devices used by breast care specialists for the diagnosis of breast cancer. SenoRx’s field sales organization serves over 1,000 breast diagnostic and treatment centers in the United States and Canada. With 17 products that have already received FDA 510(k) clearance across the continuum of breast care, SenoRx is developing additional minimally invasive products for diagnosis and treatment of breast cancer. For more information, visit the company’s website at www.senorx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning SenoRx’s ability to successfully expand selling and promotional activities, to fully commercially launch its Radiation Balloon product, to successfully develop and introduce other products, and to become a leader in the diagnostic and therapeutic breast-care market, as well as financial guidance for fiscal year 2007, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause SenoRx’s actual results to differ materially from the statements contained herein. SenoRx’s second quarter June 30, 2007 financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on potential risk factors that could affect SenoRx’s business and its financial results are detailed in its prospectus dated March 29, 2007 and its most recent quarterly report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. SenoRx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SENORX, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$44,541,309	$7,412,986
Accounts receivable, net of allowance for doubtful accounts of $113,169 and $120,000, respectively	4,477,568	4,241,307
Inventory	5,419,672	4,988,695
Prepaid expenses and deposits	456,087	220,659

Total current assets	54,894,636	16,863,647
Property and equipment, net	1,136,844	1,100,599
Other assets, net of accumulated depreciation of $446,653, and $539,602, respectively	433,146	2,017,079

TOTAL	$56,464,626	$19,981,325

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$1,846,838	$4,122,477
Accrued expenses, including accrued employee compensation of $815,711 and $507,829, respectively	2,297,351	2,109,226
Deferred revenue—current	66,850	36,050
Current portion of long-term debt	4,924,249	3,209,621

Total current liabilities	9,135,288	9,477,374
Long-term debt—less current portion	8,752,676	10,596,147
Warrant liability	—	1,529,250

Total long-term liabilities	8,752,676	12,125,397
Convertible promissory notes (at fair value)	—	11,960,000
Commitments and Contingencies (Note 12)
Stockholders’ Equity (Deficit):
Series A convertible preferred stock—$1.00 par value; 3,000,000 shares authorized, issued and outstanding (2007 and 2006) (aggregate liquidation value of $3,000,000)	—	3,000,000
Series B convertible preferred stock—$2.50 par value; 3,532,040 shares authorized; 3,523,040 issued and outstanding (2006) (aggregate liquidation value of $8,807,600)	—	8,807,600
Series C convertible preferred stock—$1.96 par value; 19,500,000 shares authorized; 17,861,899 (2006) issued and outstanding (aggregate liquidation value of $35,009,323)	—	35,009,323
Common stock, $0.001 par value—100,000,000 shares authorized; 17,091,556 (2007) and 2,371,002 (2006) issued and outstanding	17,091	2,371
Additional paid-in capital	108,375,879	5,262,394
Deferred compensation	(35,469)	(126,658)
Accumulated deficit	(69,780,839)	(65,536,476)

Total stockholders’ equity (deficit)	38,576,662	(13,581,446)

TOTAL	$56,464,626	$19,981,325

SENORX, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenues	$8,121,285	$6,324,875	$15,821,361	$12,162,023
Cost of goods sold	3,490,011	3,054,140	7,027,355	6,140,289

Gross profit	4,631,274	3,273,735	8,794,006	6,021,734
Operating expenses:
Selling and marketing	4,430,998	3,947,727	8,731,491	7,099,560
Research and development	1,646,665	1,312,682	3,114,869	2,442,371
General and administrative	1,104,652	512,629	1,887,188	1,159,155

Total operating expenses	7,182,315	5,773,038	13,733,548	10,701,086

Loss from operations	(2,551,041)	(2,499,303)	(4,939,542)	(4,679,352)
Interest expense	449,865	216,127	926,735	381,239
Change in fair value of convertible promissory notes and warrant valuation	(305,047)	3,840,000	(990,875)	3,840,000
Interest income	(560,980)	(56,515)	(631,039)	(60,708)

Loss before provision for income taxes	(2,134,879)	(6,498,915)	(4,244,363)	(8,839,883)
Provision for income taxes	—	3,000	—	5,000

Net loss	$(2,134,879)	$(6,501,915)	$(4,244,363)	$(8,844,883)

Net loss per share-basic and diluted	$(0.15)	$(2.87)	$(0.45)	$(4.06)

Weighted average shares outstanding-basic and diluted	13,900,529	2,200,205	9,388,107	2,180,145

REVENUES BY PRODUCT CLASS

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Biopsy disposable products	$4,021,597	$2,635,067	$7,541,181	$4,943,678
Biopsy capital equipment products	620,401	409,434	1,101,229	725,464
Diagnostic adjunct products	3,454,190	3,283,374	7,153,854	6,492,881
Therapeutic disposables	25,097	—	25,097	—

Total	$8,121,285	$6,327,875	$15,821,361	$12,162,023

CONTACT:	SenoRx, Inc.

Lila Churney, Director of Investor Relations

949-362-4800 x132